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GLOBAL PREFERRED HOLDINGS, INC.                           FOR IMMEDIATE RELEASE

CONTACT:  Bradley Barks                                   PHONE: 770/248-3531

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                    GLOBAL PREFERRED HOLDINGS, INC. ANNOUNCES
                              THIRD QUARTER RESULTS

ATLANTA November 18, 2002 - Global Preferred Holdings, Inc. reported an after-tax loss of $1.1 million, or $0.26 per diluted share, for the quarter ended September 30, 2002, which included a $1.1 million charge for the cost of the Company's withdrawn offering. This compares to net income of $1.6 million, or $0.39 per diluted share for the same period a year ago. The net operating loss also included an increase in the amortization of deferred acquisition costs of $1,100,000, net of tax. The sustained weakness in the equity markets, resulting in a decline in the reinsured variable annuity separate account balances, and higher than expected policy surrender experience contributed to $900,000 of the increase, after tax.

         Partially offsetting these expenses was a 3% increase in revenues for the quarter ended September 30, 2002, to $8.1 million compared to $7.9 million for the same period a year ago. The Company reported that its variable annuity reinsurance accounts for 19% of its total reinsurance revenues. The revenue growth continued to be driven by the amendments to certain of Global Preferred's reinsurance agreements with Western Reserve Life Assurance Co. of Ohio, which were effective as of January 1, 2002.

         Mortality benefits returned to a level below the Company's pricing assumptions for the quarter ended September 30, 2002, as contrasted with the prior quarter when mortality benefits were about 10% higher than pricing assumptions. Total consolidated net operating expenses increased about $200,000, after tax, for the third quarter of 2002 compared to the


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same period in 2001. The increase in operating expenses was primarily due to higher salary and employee-related expenses associated with increased staffing to support Global Preferred's increased business activities and expansion opportunities, legal fees and business insurance expenses.

ABOUT GLOBAL PREFERRED HOLDINGS, INC.

         Global Preferred Holdings, Inc., whose executive offices are located in Duluth, Georgia, is the parent of Global Preferred Re Limited, a Bermuda life reinsurer. As of September 30, 2002, Global Preferred Re reinsured over 322,000 life insurance policies, riders and annuity contracts, which accounted for life insurance policies with an aggregate face value of approximately $8.7 billion and aggregate annuity contract benefits of approximately $222 million.

         The variable universal life and annuity policies Global Preferred reinsures, which are underwritten and issued by various life insurance companies, are the result of the sales and marketing efforts of agents associated with World Financial Group, Inc. World Financial Group is an independent marketing organization that is an indirect subsidiary of AEGON USA, Inc.

         Western Reserve Life Assurance Co. of Ohio is also a subsidiary of AEGON USA, Inc. They underwrite and issue variable universal life and annuity policies, which accounted for 91% of Global Preferred's reinsurance premiums and reinsured policy revenues as of September 30, 2002.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements." Additionally, any written or oral statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private


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Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act
of 1933. These statements may include, but are not limited to statements relating to reinsurance revenues, gross profits, cash flows and net income in future periods. Such statements often include the words "believes," "expects," "assumes," "predicts," "continue," "potential," "should," "could," "can," "may," "will," "proposes," "anticipates," "intends," "plans," "estimates," "projects," and variations or negations of such expressions or similar expressions. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Because such forward-looking statements involve risks, both known and unknown, and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to:

- The amount, timing, receipt and cost of additional capital to fund our exercise of the rights to increase our reinsurance business with Western Reserve;
- A decrease in the level of demand for our reinsurance business, or increased competition in the industry;
-        Extent to which we are able to develop new reinsurance programs;
-        Adverse reinsurance experience, including death claims and surrenders;
-        Estimates of reserves;
-        Assumptions used in accounting for deferred acquisition costs;
-        Negotiation of reinsurance agreements;
-        Our cash requirements;
-        Availability of capital on acceptable terms;
- The passage of federal or state legislation subjecting our business to additional supervision or regulation, including additional tax regulation, in the United States or other jurisdictions in which we operate; and
- Changes in economic conditions, including interest rate and equity market conditions, which could affect our investment portfolio and reinsured policy revenues.

These forward-looking statements are subject to change and uncertainty that are beyond our control and have been made based upon our expectations and beliefs concerning future developments and their potential effect on our business. We cannot assure you that future developments will be in accordance with our expectations or that the effect of future developments will be those we anticipate. Actual results could differ materially from those we expect, depending upon the outcome of certain factors, including those described in the forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We have described some important factors that could cause our actual results to differ materially from our expectations in "Factors that may Affect Future Results of Operations" included in our Annual Report on Form 10-K, as amended. You should carefully review these risks and additional risks described in other documents we file from time to time with the Securities and Exchange Commission, including quarterly reports on the Form 10-Q. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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                         GLOBAL PREFERRED HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEETS


                                                                           DECEMBER 31,         SEPTEMBER 30,
                                                                               2001                 2002
                                                                           -------------        --------------
                                Assets                                                          (Unaudited)
Fixed maturity securities - available for sale (amortized cost of
   $11,840,749 and $11,105,323 for 2001 and 2002, respectively).......     $  12,214,279        $   11,731,349
Cash and cash equivalents.............................................         8,062,110             4,640,917
Investment income due and accrued.....................................           172,055               136,809
Reinsurance balances receivable.......................................         2,842,908             2,742,475
Reinsured policy loans................................................         1,013,629             1,119,521
Deferred acquisition costs............................................        42,800,269            51,617,276
Prepaid expenses......................................................           659,538               941,321
Current income tax recoverable........................................                --               174,375
Fixed assets (net of accumulated depreciation of $147,750 and
   $216,628 for 2001 and 2002, respectively)..........................            88,114               241,573
                                                                           -------------        --------------
         Total assets.................................................     $  67,852,902        $   73,345,616
                                                                           =============        ==============
                 Liabilities and Stockholders' Equity
Liabilities:
   Future policy benefits.............................................     $  11,911,532        $   16,180,243
   Reinsurance balances payable.......................................           188,818               363,846
   Accrued expenses and accounts payable..............................           544,683               477,281
   Accrued interest payable...........................................           158,219                63,699
   Current income tax payable.........................................           413,299                    --
   Long term debt.....................................................         5,000,000             5,000,000
   Deferred tax liability.............................................         7,667,767             8,213,325
                                                                           -------------        --------------
         Total liabilities............................................        25,884,318            30,298,394
                                                                           -------------        --------------
Stockholders' equity:
   Preferred stock, par value $2.00, 10,000,000 shares authorized;
     Series A Preferred Stock, 1,000,000 shares authorized; 266,047
     shares issued for 2001 and no shares issued for 2002.............           532,094                    --
   Common stock, par value $.001, 50,000,000 shares authorized;
     3,750,000 shares and 4,149,074 shares issued for 2001 and 2002,
     respectively.....................................................             3,750                 4,149
   Additional paid-in capital.........................................        22,794,331            23,326,026
   Accumulated other comprehensive income.............................           246,531               413,178
   Retained earnings..................................................        18,441,145            19,353,136
   Treasury stock, at cost (7,390 shares for 2001 and 2002,
     respectively)....................................................           (49,267)              (49,267)
                                                                           -------------        --------------
         Total stockholders' equity...................................        41,968,584            43,047,222
                                                                           -------------        --------------
Total liabilities and stockholders' equity............................     $  67,852,902         $  73,345,616
                                                                           =============        ==============



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GLOBAL PREFERRED HOLDINGS, INC.

Consolidated Statements of Income


                                                           (UNAUDITED)

                                                        THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                           SEPTEMBER 30,                        SEPTEMBER 30,
                                                    -----------------------------       ------------------------------
                                                      2001               2002              2001               2002
                                                    ----------         ----------       -----------        -----------
Revenues:
   Premiums.................................        $4,908,499         $4,484,848       $14,360,578        $13,574,548
   Reinsured policy revenues................         2,728,000          3,441,907         8,474,901         10,596,850
   Net investment income....................           220,681            168,074           587,712            570,455

   Net realized gain (loss) on investments..            (1,658)                --             3,976              7,338
                                                    ----------         ----------       -----------        -----------
     Total revenue..........................         7,855,522          8,094,829        23,427,167         24,749,191
                                                    ----------         ----------       -----------        -----------

Benefits and expenses:
   Benefits, claims and settlement expenses.         1,406,931          2,134,758         4,492,408          6,806,589
   Change in future policy benefits.........           742,345            353,099         1,933,841          1,210,776
   Reinsurance expense allowances, net......         2,094,355          2,100,972         6,344,766          6,435,428
   Amortization of deferred acquisition
     costs..................................           740,840          2,483,943         2,619,938          4,674,447
   Operating expenses.......................           515,248            814,119         1,354,602          2,235,574
   Costs of withdrawn offering..............                --          1,712,000                --          1,712,000

   Interest expense.........................            94,521             94,521           283,625            285,596
                                                    ----------         ----------       -----------        -----------
     Total benefits and expenses............         5,594,240          9,693,412        17,029,180         23,360,410
                                                    ----------         ----------       -----------        -----------
     Income (Loss) before income tax........         2,261,282         (1,598,583)        6,397,987          1,388,781
   Income tax benefit (expense).............          (653,529)           535,347        (2,050,749)          (476,790)
                                                    ----------         ----------       -----------        -----------

     Net income (loss)......................         1,607,753         (1,063,236)        4,347,238            911,991


   Preferred dividends......................            71,177                 --           208,938                 --
                                                    ----------         ----------       -----------        -----------
     Net income (loss) available to common
      shareholders..........................        $1,536,576        $(1,063,236)      $ 4,138,300        $   911,991
                                                    ==========        ===========       ===========        ===========

Basic earnings (loss) per share.............        $     0.41        $     (0.26)      $      1.11        $      0.22
                                                    ==========        ===========       ===========        ===========

Diluted earnings (loss) per share...........        $     0.39        $     (0.26)      $      1.05        $      0.22
                                                    ==========        ===========       ===========        ===========

Weighted-average common shares outstanding..         3,742,610          4,141,684         3,742,610          4,141,684
                                                    ==========        ===========       ===========        ===========

Total weighted-average common and common
   equivalent shares outstanding............         4,141,684          4,141,684         4,141,684          4,141,684
                                                    ==========        ===========       ===========        ===========